As filed with the Securities and Exchange Commission on June 17, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________
VERACYTE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-5455398 (I.R.S. Employer Identification No.)

6000 Shoreline Court, Suite 300 South San Francisco, California (Address of Principal Executive Offices)	94080 (Zip Code)
Veracyte, Inc. 2023 Equity Incentive Plan
(Full title of the plan)
Marc Stapley
Chief Executive Officer
6000 Shoreline Court, Suite 300
South San Francisco, California
(Name and address of agent for service)
(650) 243-6300
(Telephone number, including area code, of agent for service)
Copies to:

Jim Krenn, Esq. Morrison & Foerster LLP 12531 High Bluff Drive San Diego, CA 92130 (858) 720-5100	Emily Beers, Esq. Morrison & Foerster LLP 2100 L Street NW, Suite 900 Washington, D.C. 20037 (202) 887-1500	Annie McGuire Esq. Executive Vice President and General Counsel Veracyte, Inc. 6000 Shoreline Court, Suite 300 South San Francisco, CA 94080 (650) 243-6300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Veracyte, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register 2,500,000 additional shares (the “Share Increase”) of the Registrant’s common stock, par value $0.001 per share (the “common stock”), available for issuance under the Registrant’s 2023 Equity Incentive Plan, as amended (the “2023 Plan”). At the Registrant’s Annual Meeting of Stockholders held on June 17, 2025, the Registrant’s stockholders, among other things, approved the Share Increase under the 2023 Plan.

In accordance with General Instruction E of Form S-8, and only with respect to the common stock issuable under the 2023 Plan, this Registration Statement hereby incorporates by reference the contents of (i) the Registrant’s Registration Statements on Form S-8 filed with the Commission on October 30, 2013 (File No. 333-191992), March 30, 2015 (File No. 333-203097), March 14, 2016 (File No. 333-210185), March 2, 2017 (File No. 333-216388), February 28, 2018 (File No. 333-223292), February 25, 2019 (File No. 333-229848), February 25, 2020 (File No. 333-236630), February 22, 2021 (File No. 333-253363), March 1, 2022 (File No. 333-263116), March 1, 2023 (File No. 333-270147), in each case as amended by a Post-Effective Amendment No. 1 thereto filed with the Commission on June 8, 2023, and (ii) the Registrant’s Registration Statement on Form S-8 filed with the Commission on June 12, 2024 (File No. 333-280150), in each case, to the extent not superseded hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:
(a)    The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on February 28, 2025;
(b)    All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above (other than the portions of these documents not deemed to be filed); and
(c)    The description of the Registrant’s common stock contained in Registrant’s registration statement on Form 8-A, filed with the Commission on October 28, 2013 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 28, 2025.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any portions thereof furnished by the Registrant, including information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.
The following exhibits are filed herewith:

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Restated Certificate of Incorporation of the Registrant	8-K	001-36156	3.2	6/9/2023
4.2	Amended and Restated Bylaws of the Registrant	8-K	001-36156	3.3	6/9/2023
4.3	Form of Common Stock Certificate	S-1/A	333-191282	4.1	10/15/2013
5.1	Opinion of Morrison & Foerster LLP					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (contained on signature page hereto).					X
99.1	2023 Equity Incentive Plan, as amended	DEF 14-A	001-36156	Appendix A	4/29/2025
99.2	Form of agreements under the 2023 Equity Incentive Plan	S-8 POS	333-270147	99.6	6/8/2023
107.1	Filing Fee Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of South San Francisco, State of California, on the 17th day of June 2025.

VERACYTE, INC.
By:	/s/ MARC STAPLEY
Marc Stapley Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc Stapley and Rebecca Chambers and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARC STAPLEY	Chief Executive Officer and Director (Principal Executive Officer)	June 17, 2025
Marc Stapley

/s/ REBECCA CHAMBERS	Chief Financial Officer (Principal Financial Officer)	June 17, 2025
Rebecca Chambers

/s/ JONATHAN WYGANT	Chief Accounting Officer (Principal Accounting Officer)	June 17, 2025
Jonathan Wygant

/s/ ROBERT S. EPSTEIN, M.D., M.S.	Chairperson and Director	June 17, 2025
Robert S. Epstein, M.D., M.S.

/s/ ELIAV BARR, M.D.	Director	June 17, 2025
Eliav Barr, M.D.

/s/ MUNA BHANJI	Director	June 17, 2025
Muna Bhanji

/s/ KARIN EASTHAM	Director	June 17, 2025
Karin Eastham

/s/ JENS HOLSTEIN	Director	June 17, 2025
Jens Holstein

/s/ EVAN JONES	Director	June 17, 2025
Evan Jones

/s/ TOM MILLER	Director	June 17, 2025
Tom Miller

/s/ BRENT SHAFER	Director	June 17, 2025
Brent Shafer